                                                                   Exhibit 10.16


                             SHARE OPTION AGREEMENT
                             ----------------------


                  THIS AGREEMENT is made as of the 15th day of April 1997, by and between DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation (the "Company"), and Scott A. Wolstein, an individual (the "Holder").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company desires to provide the Holder with an option to purchase 150,000 Common Shares, without par value, of the Company ("Shares); and

                  WHEREAS, the Holder desires to accept such option;

                  NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto hereby agree as follows:

                  1. GRANT OF OPTION. The Company does hereby irrevocably grant to the Holder, and the Holder does hereby accept, the right and option (the "Option") to purchase, at the option of the Holder, 150,000 Shares at the exercise price of $36.50 per Share and upon the terms and subject to the conditions hereof. Notwithstanding the foregoing, if at any time or from time to time the number of Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other change in corporate structure of the Company affecting the Shares), then (a) there shall automatically be substituted, for each Share for which the Option has not been exercised, the number and kind of shares of stock or other securities into which each outstanding share shall be changed or for which each such share shall be exchanged and (b) the exercise price per Share shall be increased or decreased proportionately so that the aggregate exercise price for the Shares subject to the Option shall remain the same as immediately prior to such event.


                  2. TERM OF THE OPTION. The Option is exercisable, in whole or in part, on or after the date hereof; provided that in the event of a Change in Control (as defined below) or a Potential Change in Control (as defined below) the Option shall become fully exercisable and vested.

                  (a) A "Change in Control" is defined by the occurrence of any of the following:

                           (i) The Board of Directors of the Company (the
                  "Board") or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company;

                           (ii) Any person or other entity (other than the
                  Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board or becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's outstanding securities; or

                           (iii) During any two-year period, individuals who at
                  the beginning of such period constitute the entire Board, cease to constitute a majority of the Board, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

                  (b) A "Potential Change in Control" is defined by the happening of any one of the following:

                           (i) The approval by the shareholders of the Company
                  of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

                           (ii) The acquisition of beneficial ownership,
                  directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

                   The Option shall terminate on the tenth anniversary of the date hereof and must be exercised, if at all, on or before such date and shall not thereafter be exercisable, notwithstanding anything herein to the contrary.

                  3. EXERCISE. (a) Subject to the other terms and conditions hereof, the Option shall be exercisable, provided payment is made as provided below, from time to time by written notice to the Company (in the form required by the Company, the covenants and substantive provisions of which are hereby made part of this Agreement) which shall:

                  (i) State that the Option is thereby being exercised, the number of Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Shares should be registered and such person's address and social security number;

                  (ii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Holder, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under all applicable laws and regulations; and

                  (iii) Be accompanied by such representations, warranties or agreements with respect to the investment intent of such person or persons exercising the Option and the compliance with any applicable law or regulation or to confirm any factual matters as the Company or its counsel may reasonably request, in form and substance satisfactory to counsel for the Company.

                           (b) Payment of the exercise price may be made, in the
discretion of the person exercising the Option, in one of the following manners, or in any other manner approved by the Board, in its sole discretion:

                  (i) The written notice to the Company described above may be accompanied by full payment of the exercise price in cash or by check, or in whole or in part with a surrender or withholding of Shares of the Company having a Fair Market Value (as defined below) on the date of exercise equal to that portion of the exercise price for which payment in cash or check is not made. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the Option is exercised. The latter of the dates on which such notice and payment are received by the Company shall be the date of exercise of the Option; and

                  (ii) Within five days of the giving of the written notice to the Company described above, the funds to pay for the exercise of the Option may be delivered to the Company by a broker acting on behalf of the person exercising the Option either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to such person to enable payment of the exercise price of the Option. The latter of the dates on which the Company receives such notice and payment shall be the date of exercise of the Option. In connection with any such exercise, the Company will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Company of such notice and will deliver to such broker, within five business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of Shares underlying the Option that have been sold by such broker for the person exercising the Option.

                           (c) For purposes hereof, the "Fair Market Value" of a
Share as of a given date shall be (in order of applicability): (i) the closing price of a Share on the principal exchange on which the Shares are then trading, if any, on the day immediately prior to such date, or if Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Shares are then listed as a National Market Issue under the NASD National Market System), or (B) if Shares are not then so listed, the mean between the closing representative bid and asked prices for Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Shares, on the day previous to such date, as determined in good faith by the Board; or
(iv) if Shares are not publicly traded, the fair market value established by the Board acting in good faith.

                           (d) Upon exercise of the Option and the satisfaction
of all conditions thereto, the Company shall deliver a certificate or certificates for Shares to the specified person or persons at the specified time upon receipt of payment for such Shares as set forth above. No Shares shall be issued on an exercise of an Option until full payment has been made.

                  4. DEATH AND DISABILITY. Upon the death or permanent and total disability of the Holder, the Option shall automatically become vested and fully exercisable, and the Option must be exercised, if at all, within the one-year period ending on the anniversary of such death or permanent and total disability. In the case of death, the Option shall be exercised by the Holder's estate or the person designated by the Holder by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall the Option be exercisable after April 15, 2007. For purposes hereof, "permanent and total disability" means a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

                  5. TRANSFERABILITY. The Option and the Holder's rights therein are not transferable by the Holder, except upon the death of the Holder as provided in Paragraph 4 except that the Holder may transfer the Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The Option is exercisable (subject to any other applicable restrictions on exercise) only by the Holder (or any guardian or other legal representative duly appointed for the Holder) for the Holder's own account, except in the events of the Holder's death or permanent and total disability as provided in Paragraph 4 or transfer as provided in this Paragraph 5.

                  6. TAXES. The Holder hereby agrees to pay to the Company any federal, state or local taxes of any kind that may be required by law to be withheld and remitted by the Company with respect to the Option and the exercise thereof. If the Holder does not make such payment to the Company, the Company, to the extent required or permitted by law, shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option or the Shares which are the subject of the Option. The Company, in its sole discretion, may permit the Holder to pay such taxes through the withholding of Shares otherwise deliverable to such the Holder upon exercise of the Option or the delivery to the Company of Common Shares otherwise acquired by the Holder. The fair market value of Common Shares withheld by the Company or tendered to the Company for the satisfaction of any tax withholding obligations determined to exist under this Paragraph 6 shall be determined on the date such Common Shares are withheld or tendered.

                  7. INTENT. The Option does not, and is intended not to, qualify as an "Incentive Stock Option" for purposes of Section 422A(b) of the Code. The Option shall be construed and exercised consistent with such intention.

                  8. SECURITIES LAW COMPLIANCE. Notwithstanding any provision of this Agreement to the contrary, the Option shall not be exercisable unless, at the time the Holder attempts to exercise the Option, in the opinion of counsel for the Company, all applicable securities laws, rules and regulations have been complied with. The Holder agrees that the Company may impose such restrictions on the Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that certificates representing the Shares may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

                  9. RIGHTS OF THE HOLDER. The Holder shall have no dividend, voting or other rights of a shareholder with respect to the Shares which are subject to the Option prior to the purchase of such Shares upon exercise of the Option and the execution and delivery of all other documents and instruments deemed necessary or desirable by the Company.

                  10. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.

                  IN WITNESS WHEREOF, the parties have subscribed their names hereto as of the date first above written.



                                   DEVELOPERS DIVERSIFIED REALTY
                                   CORPORATION, an Ohio corporation


                                   By: /s/ James A. Schoff
                                      ------------------------------------------
                                      James A. Schoff, Executive Vice President
                                            and Chief Operating Officer



                                   /s/ Scott A. Wolstein
                                   -------------------------------------------
                                   Scott A. Wolstein